Exhibit 10.42

NEW JOB SUMMARY
FOR
LANCE BERRY

DATE:	December 7, 2018

POSITION:	Executive Vice President, Chief Operations & Chief Financial Officer

REPORTING TO:	Bob Palmisano

SALARY:	$515,000 annual salary, less withholdings for Federal, FICA, and State taxes

PAY FREQUENCY:	Bi-Weekly

EMPLOYEE

INCENTIVE PLAN:
You are eligible to participate in the Employee Incentive Plan with a target payout of 75% of your eligible earnings. The actual payout for this period will be dependent upon business performance as well as your individual performance.

EQUITY:
Subject to Board of Directors approval and the terms of the Company’s equity incentive plan, you will be eligible for an equity grant under our long-term incentive grant guidelines.  The target grant for your role is 275% of base salary, but your actual equity grant may be above or below your target depending on, among other factors, final recommendation and approval by the Board and shares available under our equity incentive plan.

RELATIONSHIP TO
OTHER

AGREEMENTS:
Except for the terms of your new position, as described above, this letter agreement does not constitute a contract of employment for a specific term, you remain an employee at will, and this letter agreement does not change or modify any other existing agreements between you and the Company or any subsidiary, which agreements will remain in full force and effect in accordance with their existing terms.

EFFECTIVE DATE:	January 1, 2019

Congratulations on your new opportunity as EVP, Chief Operations and Chief Financial Officer. I believe this role offers a unique opportunity for you to help us build a successful enterprise with a Team that is committed to our Customers, Employees, and Shareholders. I have no doubt Wright will continue to be a vehicle for growth, excitement, and success and that your contributions will be instrumental in achieving that.

Kindest Regards,

/s/ Robert J. Palmisono
Robert J. Palmisano
President and Chief Executive Officer

I, Lance Berry, accept this offer of employment and agree to the terms and conditions outlined in this letter.

/s/ Lance Berry                                December 7, 2018
Executive Signature                                Date